Exhibit 99.0
400 Chestnut Ridge Road	NEWS RELEASE
Woodcliff Lake, NJ 07677
201-930-3300

CONTACT: Carol A. Cox, 201-930-3720	EMAIL: ccox@barrlabs.com

Barr Announces Stock Repurchase Program

Woodcliff Lake, NJ – August 5, 2004... Barr Pharmaceuticals, Inc. (NYSE-BRL) today announced that its Board of Directors voted unanimously to authorize the repurchase of up to $300 million of the Company’s Common Stock, at the discretion of the company, through December 31, 2005. The program permits the Company to repurchase stock from time to time through open market transactions or through privately negotiated transactions subject to market conditions and other factors. The Company intends to fund any repurchases with cash on hand and cash generated from operations. The Company had approximately 104 million shares of Common Stock outstanding as of June 30, 2004.

The Company may discontinue the repurchase program at any time. Authorization to repurchase shares is not a guarantee that the Company will repurchase any shares.

Barr Pharmaceuticals, Inc., a holding company that operates through its principal subsidiaries, Barr Laboratories, Inc. and Duramed Pharmaceuticals, Inc., is engaged in the development, manufacture and marketing of generic and proprietary pharmaceuticals.

Forward-Looking Statements

This press release contains a number of forward-looking statements. To the extent that any statements made in this press release contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by their use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include: the difficulty in predicting the timing and outcome of legal proceedings, including patent-related matters such as patent challenge settlements and patent infringement cases; the difficulty of predicting the timing of U.S. Food and Drug Administration, or FDA, approvals; court and FDA decisions on exclusivity periods; the ability of competitors to extend exclusivity periods for their products; the success of our product development activities; market and customer acceptance and demand for our pharmaceutical products; our dependence on revenues from significant customers; reimbursement policies of third party payors; our dependence on revenues from significant products; the use of estimates in the preparation of our financial statements; the impact of competitive products and pricing; the ability to develop and launch new products on a timely basis; the

Exhibit 99.0

availability of raw materials; the availability of any product we purchase and sell as a distributor; our mix of product sales between manufactured products, which typically have higher margins, and distributed products, which typically have lower margins, during any given period; the regulatory environment; our exposure to product liability and other lawsuits and contingencies; the increasing cost of insurance and the availability of product liability insurance coverage; our timely and successful completion of strategic initiatives, including integrating companies and products we acquire and implementing new enterprise resource planning systems; fluctuations in operating results, including the effects on such results from spending for research and development, sales and marketing activities and patent challenge activities; and other risks detailed from time-to-time in our filings with the Securities and Exchange Commission.

[EDITOR’S ADVISORY: Barr Pharmaceuticals, Inc. news releases are available free of charge through PR Newswire’s News On-Call site at http://www.prnewswire.com/comp/089750.html. Barr news releases and corporate information are also available on Barr’s website (www.barrlabs.com). For complete indications, warnings and contraindications, contact Barr Laboratories’ Product Information Department at 1-800-Barr Lab.]

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